UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 29, 2014

Date of Report (Date of earliest event reported)

iHookup Social, Inc.

f/k/a Titan Iron Ore Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

125 E. Campbell Ave., Campbell, California 95008

(Address of principal executive offices) (Zip Code)

(855) 473-7473

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On June 30, 2014, iHookup Social Inc. (“we,” “us,” “our,” and “iHookup”), filed with the Securities and Exchange Commission (“SEC”) a Form 8-K (the “Initial Report”) for the purpose of announcing its entry into a Letter Agreement, Promissory Note, Pledge Agreement, and Indemnification Agreement with Beaufort Capital Partners LLC (“Beaufort”).

The purpose of this Amendment No. 1 to the Initial Report (“Amendment No. 1”) is to amend the date of (i) the Indemnification Agreement to June 25, 2014, and (ii) the Secured Promissory Note and Pledge Agreement to July 29, 2014.

Item 1.01 Entry into a Material Definitive Agreement.

Letter Agreement, Promissory Note, Pledge and Indemnification Agreement

As of June 25, 2014, iHookup Social, Inc. (the “Company”) entered into a Letter Agreement (the “Letter Agreement”) with Beaufort Capital Partners LLC (“Beaufort”), pursuant to which Beaufort agrees to loan (the “Loan”) up to $400,000 to the Company upon the Company’s written request. From June 25, 2014 to October 1, 2014 (the “Term”), the Loan may be made in monthly installments of One Hundred Thousand Dollars ($100,000) each and must be made within three (3) days of the receipt of the written request from the Company and evidenced by a Secured Promissory Note in form and substance as attached hereto as Exhibit 10.73 (the “Note”). Each Note shall be secured by a pledge of 8,000,000 shares of common stock of the Company provided by Copper Creek Holdings, LLC (“Copper Creek”), pledged under the terms and conditions of a Stock Pledge Agreement (the “Pledge”) in form and substance as attached hereto as Exhibit 10.74. Notwithstanding the foregoing, upon the occurrence of an Event of Default (defined below), Beaufort may terminate its obligations under the Letter Agreement without notice.

Pursuant to the Letter Agreement, Company delivered a written request for the first installment of $100,000 and executed the Note on July 29, 2014. The Note bears 1% interest per month, compounded monthly, and matures in six (6) months (“Maturity Date”). In the event that payment is not received within ten (10) days of the Maturity Date, then the Company shall be charged a late fee in an amount equal to 5% of the amount of such overdue payment, payable within five (5) days of the Maturity Date. An “Event of Default” is defined as (i) the failure of the Company to make the payments owed under the Note in a timely manner, or (i) the initiation of bankruptcy proceedings by the Company. Upon an Event of Default, the unpaid principal balance of the Note shall be due and payable immediately, at Beaufort’s option. Additionally, if there is an Event of Default after the Maturity Date, interest shall accrue on the outstanding principal balance of the Note at 10% per annum on the basis of a 360-day year (“Default Interest”), or if such Default Interest is not permitted by law, then the maximum rate of interest as permitted by applicable law.

Pursuant to the Letter Agreement, Company, Beaufort and Copper Creek executed the Pledge on July 29, 2014, whereby Copper Creek pledged 8,000,000 of its shares of common stock of the Company (“Pledged Shares”) as collateral for the Note. In the event, through no fault of Beaufort, the closing price of the Company’s common stock reported on the Company’s principal trading exchange decreases by fifty percent (50%) or more from June 25, 2014 to the date of an Event of Default, the Pledged Shares shall be increased as follows: (i) a 50% to 60% decrease in closing price shall increase the Pledged Shares by 10%; (ii) a 60% to 70% decrease in closing price shall increase the Pledged Shares by 20%; (iii) a 70% to 80% decrease in closing price shall increase the Pledged Shares by 30%; or (iv) a 80% to 90% decrease in closing price shall increase the Pledged Shares by 40%; or (v) a 90% to 100% decrease in closing price shall increase the Pledged Shares by 50%. Beaufort agrees that unless an Event of Default (as defined in the Note) shall have occurred and be continuing, Copper Creek shall retain all of its rights as a holder of the Pledged Shares, including its right to vote, give consents, ratify, waivers, except to the extent that, in Beaufort’s reasonably judgment, any such vote, consent ratification or waiver would detract from the Pledged Share’s value as collateral, or which would be inconsistent with or result in any violation of the Note or Pledge. Upon the repayment of the Note, Beaufort will, at the request of Copper Creek, duly assign, transfer and deliver to Copper Creek such of the collateral as may then remain in Beaufort’s possession, together with any monies at the time held by Beaufort hereunder, and execute and deliver to Copper creek a proper instrument(s) acknowledging the satisfaction and termination of the Pledge.

In order to induce Copper Creek to execute and deliver the Pledge, the Company executed an Indemnification Agreement dated June 25, 2014 in Copper Creek’s favor, attached hereto as Exhibit 10.75 (“Indemnification Agreement”). The Indemnification Agreement provides that the Company shall reimburse the Pledged Shares, in identical quantity and class of stock, to Copper Creek, in the event that Copper Creek is required to assign its Pledged Shares to Beaufort upon an Event of Default of the Note, and any expenses incurred by Copper Creek relating to such assignment. The Company also agrees to indemnify Copper Creek (including its affiliates, and each of their respective directors, officers, employees, agents, representatives, attorneys, stockholders and controlling persons) from and against any and all losses, claims, damages and liabilities, that it may become subject to in connection with or arising out of or relating to the Pledged Shares, the Note, the Pledge or the Letter Agreement. The Indemnification Agreement shall terminate when the Note is paid back in full to Beaufort and Copper Creek is released from the Pledge.

The foregoing description is qualified in its entirety by reference to the Letter Agreement, Note, Pledge, and Indemnification Agreement which are filed herewith as Exhibits 10.72, 10.73, 10.74, and 10.75 incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosure under Item 1.01 of this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit
10.72*	Letter Agreement dated June 25, 2014 by and among Beaufort Capital Partners LLC, Copper Creek Holdings LLC and iHookup Social Inc.
10.73*	Secured Promissory Note dated July 29, 2014 by and between Beaufort Capital Partners LLC and iHookup Social, Inc.
10.74*	Stock Pledge Agreement dated July 29, 2014 by and between iHookup Social, Inc. and Copper Creek Holdings LLC.
10.75*	Indemnification Agreement dated June 25, 2014 by and between iHookup Social, Inc. and Copper Creek Holdings LLC.
*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iHookup Social, Inc.
Date: August 8, 2014
By: /s/ Robert Rositano
Robert Rositano
CEO